Exhibit 10.6

SUBSCRIPTION AGREEMENT
(Agreement for Private Placement of Units)

Alberton Acquisition Corporation
Room 1001, 10/F, Capital Center
151 Gloucester Road
Wanchai, Hong Kong

Date: _______, 2018

Alberton Acquisition Corporation (the “Company”) is a British Virgin Island corporation formed as a special purpose acquisition company (a “SPAC”) to acquire one or more businesses or entities (a “Business Combination”).

The Company intends to engage in an initial public offering (“IPO”) of 10,000,000 units (or 11,500,000 units if the over-allotment option is exercised in full), each unit (the “Units”) consisting of one ordinary share of the Company, no par value (the “Ordinary Shares”) and one right to receive one-tenth (1/10) of one Ordinary Share (the “Rights”), at $10.00 per unit, for the gross proceeds of $100,000,000 (or $115,000,000 if the over-allotment option is exercised in full), in accordance with U.S. federal and state securities laws. Chardan Capital Markets LLC (“Chardan”) is acting as the representative of the several underwriters in the IPO. The Company intends to register its securities with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (“Securities Act”), in connection with its IPO, pursuant to a registration statement on Form S-1 (“Registration Statement”). The Company has applied to have its securities listed on the NASDAQ Capital Market.

The undersigned hereby commits that it will purchase 300,000 Units of the Company (“Private Units”) at $10.00 per Private Unit, for an aggregate purchase price of $3,000,000 (the “Private Unit Purchase Price”), in a private placement that will occur simultaneously with the consummation of the IPO.

The undersigned hereby agrees that it will purchase an additional amount of units of the Company (“Over-Allotment Units”), up to a maximum of 30,000 Over-Allotment Units, or a maximum purchase price of $300,000 (“Over-Allotment Unit Purchase Price”, together with the Private Unit Purchase Price, the “Purchase Price”), if Chardan exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.00 per share for each Ordinary Share sold in the IPO.

At least twenty-four (24) hours prior to the road show relating to the IPO, the undersigned will cause the Purchase Price to be delivered to White and Williams LLP (“WW”), counsel for the Company, by wire transfer as set forth in the instructions attached as Exhibit A to hold in escrow in a non-interest bearing bank account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO; and the consummation of the purchase and issuance of the Over-Allotment Units shall occur simultaneously with the consummation of the purchase of units resulting from the exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, WW shall deposit the Private Unit Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within ten (10) days from the date of this agreement, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company and the undersigned acknowledges and agrees that WW is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Units and WW’s sole obligation under this agreement is to act with respect to holding and disbursing the Purchase Price for the Private Units as described above. WW shall not be liable to the Company, Chardan or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless WW has acted in a manner constituting gross negligence or willful misconduct. The Company and the undersigned shall indemnify WW against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this agreement except as a result of its gross negligence or willful misconduct. WW may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Units and Over-Allotment Units will be identical to the Units to be sold by the Company in the IPO. Additionally, the undersigned agrees:

●	to vote the Ordinary Shares included in the Private Units and Over-Allotment Units in favor of any proposed Business Combination;

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO (or up to 18 months, as applicable), unless the Company provides the holders of Ordinary Shares sold in the IPO with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and to the extent not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding Ordinary Shares sold in the IPO;

●	not to convert any Ordinary Shares included in the Private Units and Over-Allotment Units into the right to receive cash from the Trust Fund in connection with a shareholder vote to approve either a Business Combination or an amendment to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, or to tender the Private Units and Over-Allotment Units in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units and Over-Allotment Units (but will participate in liquidation distributions with respect to any units or Ordinary Shares purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Units, Over-Allotment Units and underlying securities will not be transferable until after the consummation of a Business Combination except (i) to the Company’s pre-IPO shareholders, or to the Company’s officers, directors, advisors and employees, (ii) transfers to the undersigned’s affiliates or its members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Private Units were originally purchased or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions; and

●	the Private Units and Over-Allotment Units will include any additional terms or restrictions as is customary in other similarly structured offerings of SPACs or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Units and Over-Allotment Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Units and Over-Allotment Units have not been registered under the Securities Act;

(b)	it will acquire the Private Units and Over-Allotment Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units and Over-Allotment Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this agreement and any documents contemplated herein or needed to consummate the transactions contemplated in this agreement; and

(h)	this agreement constitutes its legal, valid and binding obligation, and is enforceable against it.

With respect to the Private Units purchased by any member of FINRA, the holder of such Private Units agrees that, in accordance with FINRA Rule 5110(g)(1), it will not sell, transfer, assign, pledge or hypothecate in whole or in part any Private Units, Ordinary Shares or Rights underlying the Private Units, or Ordinary Shares that are issuable pursuant to the Rights included in the Private Units (in whole or in part) or any interest herein, or subject any such securities to any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of such securities, for a lock-up period of 180 days following the effective date of the Registration Statement or the commencement of sales in the IPO to anyone other than (i) an underwriter or a selected dealer participating in the Offering IPO or (ii) any successor, officer or partner of any such underwriter or selected dealer. Additionally, certain registration rights have been provided with respect to the Private Units purchased by other holders, which registration rights will at all times be in compliance with FINRA Rule 5110(f)(2)(G)(iii)-(v).

This agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Units and Over-Allotment Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

COMPANY:
Alberton Acquisition Corporation

Name: Bin (Ben) Wang
Title: Chief Executive Officer

SUBSCRIBER:
Hong Ye Hong Kong Shareholding Co., Limited

Name: Guan Wang
Title: Sole Shareholder and Sole Director

Exhibit A

Wire Instructions

Omitted

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